UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 17, 2017

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Ste. 300, Scottsdale, Arizona  85251

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (480) 372-4365

3000 Technology Drive, Angleton, Texas  77515

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2017, Benchmark Electronics, Inc. (the “Company”) issued a press release announcing the appointment of Michael D. Buseman, age 56, as Executive Vice President of Global Operations.  His appointment will be effective August 7, 2017.

Mr. Buseman served as Chief Global Logistics and Operations Officer of Avnet, Inc., a global electronics components company, from November 2013 to July 2017.  From 2007-November 2013, he was Executive Vice President of Global Manufacturing Operations of Plexus Corp., having served as its Vice President of Global Technology, Quality and Facilities since 2006.  Mr. Buseman previously served as Vice President and General Manager of Operations of Celestica, Inc., as well as its Director, Operations, Engineering, and Technology.  He began his career in 1983 with Unisys, Inc., holding positions of increasing responsibility, including Principal Process Engineer and Director of Advanced Design Manufacturing Services.  Mr. Buseman holds a BS in Mechanical Engineering from South Dakota State University and an MBA from the University of St. Thomas, Minnesota.

Mr. Buseman’s compensation will include the following:

•       a base salary of $400,000 per year;

•       participation in the Company’s executive annual incentive compensation plan with a target incentive award of 75% of his base salary, on the same terms and conditions as the other executives of the Company participating in such plan, which will be prorated for 2017;

•       participation in the Company’s Deferred Compensation Plan, executive health screening, health club reimbursement, tax planning reimbursement and other health and benefit programs the Company offers to its executives on the same terms and conditions as the other executives participating in such Plan and programs;

•       a sign-on award of $75,000 in partial consideration for benefits forfeited at his prior employer, which he may defer, and which would be forfeited pro rata if he left the Company within one year following his start date;

•       an award of restricted stock units pursuant to the Company’s 2010 Omnibus Incentive Compensation Plan, as amended (the “Plan”) with a fair market value of $350,000 based on the closing price of the Company’s common stock on his start date, which will be scheduled to vest in equal annual installments of 25%; and

•       an award of performance-based restricted stock units (“PSUs”) pursuant to the Plan with a fair market value of $350,000 based on the closing price of the Company’s common stock on his start date, which will be scheduled to vest on the same date and subject to the same performance criteria as the PSUs awarded to the Company’s other executives earlier this year.

Item 8.01.   Other Events.

On July 17, 2017, the Company issued a press release relating to the matters described under Item 5.02.  The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01.   Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit 99.1                  Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: July 18, 2017	By: /s/ Donald F. Adam
Donald F. Adam
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release